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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-121252) pertaining to the 2003 Employee Stock Option Plan and (Form S-8 No. 333-121254) 2004 Restricted Stock Plan for Directors of Polymer Group, Inc. of our report dated March 23, 2005, with respect to the consolidated financial statements and schedules of Polymer Group, Inc, incorporated by reference in the Annual Report (Form 10-K) for the year ended January 1, 2005.

                      /s/ Ernst & Young LLP

Greenville, South Carolina
March 25, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm